Exhibit 99.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of November 7, 2026 among Lifeway Foods, Inc., an Illinois corporation (the “Company”), and the shareholders listed on Schedule A, (each a “Shareholder” and collectively, the “Shareholders”).

WHEREAS, the Company and Edward Smolyansky entered into that certain Confidential Settlement Agreement and Release, dated as of November 7, 2026 (the “Settlement and Release Agreement”), pursuant to which the Company and Mr. Smolyansky agreed to execute a registration rights agreement (the “Registration Rights Agreement Requirement”); and

WHEREAS, in satisfaction of the Registration Rights Agreement Requirement, and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Shareholders desire to enter into this Agreement in order to grant certain registration rights to the Shareholders as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. For purposes of this Agreement, none of the Shareholders, individually or in the aggregate, shall be deemed an “Affiliate” of the Company.

“Agreement” has the meaning set forth in the preamble.

“Board” means the board of directors (or any successor governing body) of the Company.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” means the common stock, no par value, of the Company and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock), and any and all rights associated therewith.

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“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Controlling Person” means any holder of Registrable Securities that is a “controlling person” within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, foundation, association or other entity.

“Prospectus” means the prospectus or prospectuses included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A or Rule 430B under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means (a) the Shares, and (b) any shares of Common Stock or other securities issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split, or in exchange for or upon conversion of such shares, or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the Commission has declared a Registration Statement covering such securities effective and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold to the public under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met, and (iii) such securities are otherwise transferred to a third party and cease to be beneficially owned by any Shareholder, or (iv) such securities have ceased to be outstanding.

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“Registration” has the meaning set forth in Section 2(a).

“Registration Date” means the date on which the Shelf Registration Statement becomes effective.

“Registration Statement” means the Shelf Registration Statement, including the Prospectus, amendments and supplements thereto, including post-effective amendments, all exhibits and all material incorporated by reference therein.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, fees and disbursements of counsel and other advisors for any holder of Registrable Securities, fees and expenses incurred by the Company to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as a Shareholder may request pursuant to Section 2(e)(vii), and all fees and expenses incurred by the Company in any underwritten offering of the Registrable Securities, including, without limitation, the fees and expenses of Company’s counsel and auditors.

“Settlement and Release Agreement” has the meaning set forth in the recitals.

“Shareholder” and “Shareholders” have the meanings set forth in the preamble.

“Shares” means the shares of Common Stock owned as of the date of this Agreement and set forth opposite the names of the Shareholders on Schedule A.

“Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Target Filing Date” means “ the date which is thirty (30) days after the date of this Agreement.

“Trading Day” means any day on which the Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

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2. Registration.

(a) As soon as practicable after the date of this Agreement, but not later than the Target Filing Date, the Company shall (i) prepare and file with the Commission a Registration Statement on Form S-3 or any other appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”) that covers all Registrable Securities then outstanding for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto in accordance with the methods of distribution thereof described in Exhibit 1 (a “Registration”) and (ii) use its reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter, but not later than sixty (60) days after the date the Shelf Registration Statement is filed with the Commission.

(b) The Company shall, subject to Section 2(c), use its commercially reasonable efforts to keep the Registration Statement continuously effective from the date the Shelf Registration Statement is declared effective until at least the earlier of (i) such time as all such Registrable Securities have been sold thereunder and (ii) subject to Section 2(e)(iii), the fifth (5th) anniversary of such effective date in order to permit the Prospectus to be usable by the Shareholder during such period.

(c) Notwithstanding any provision of this Agreement to the contrary, if (A) (I) the Company is in possession of material nonpublic information relating to the Company or any of its subsidiaries and (II) the Board determines in good faith that public disclosure of such material nonpublic information would not be in the best interests of the Company and its shareholders, (B) (I) the Company has made a public announcement relating to an acquisition or business combination transaction that includes the Company and/or one or more of its subsidiaries that is material to the Company and its subsidiaries taken as a whole and (II) the Company determines in good faith that (x) offers and sales of Registrable Securities pursuant to any registration statement prior to the consummation of such transaction (or such earlier date as the Company shall determine) is not in the best interests of the Company and its shareholders or (y) it would be impracticable at the time to obtain any financial statements relating to such acquisition or business combination transaction that would be required to be set forth in a registration statement or (C) the Company shall furnish to the Shareholder a certificate signed by the chief executive officer of the Company stating that in the good faith opinion of the Board such registration would interfere with any material transaction or financing, confidential negotiations, including, without limitation, negotiations relating to an acquisition or business combination transaction, or business activities then being pursued by the Company or any of its subsidiaries, then, in any such case, the filing of any required prospectus supplement or the effectiveness of the Registration Statement may be suspended, in each case for a period not to exceed thirty (30) days; provided, however, that the Company may not delay or suspend the filing of any Prospectus supplement or delay or suspend the effectiveness of the Registration Statement under this Section 2(c) on more than one occasion, or for more than one hundred twenty (120) days in the aggregate, in any consecutive twelve-month period. The Company shall extend the period during which the Registration Statement shall be maintained effective as provided in Section 2(b) by the aggregate number of days during such period(s) of delay or suspension.

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(d) Subject to Section 2(c), the Company shall supplement or amend the Registration Statement (i) as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act and (ii) to include in such Registration any additional securities that become Registrable Securities by operation of the definition thereof. The Company shall furnish to the Shareholders copies of any such supplement or amendment sufficiently in advance (but in no event less than five Trading Days in advance) of its use or filing with the Commission to allow the Shareholders a meaningful opportunity to comment thereon.

(e) The Company shall,

(i) as expeditiously as possible, prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement in accordance with the methods of distribution thereof described in Exhibit 1;

(ii) as expeditiously as possible, furnish to the Shareholders such reasonable numbers of copies of the Registration Statement and the Prospectus (including each preliminary Prospectus and any amendments or supplements thereto) in conformity with the requirements of the Securities Act, any exhibits filed therewith and such other documents and information as the Shareholders may reasonably request;

(iii) promptly notify the Shareholders, at any time when the Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of the Shareholders promptly prepare and furnish to the Shareholders a reasonable number of copies of a supplement to or an amendment of the Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, the Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. In the event the Company shall give such notice, the Company shall extend the period during which the Registration Statement shall be maintained effective as provided in Section 2(b) by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Shareholder such supplemented or amended Prospectus;

(iv) enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities included in the Registration Statement in accordance with the methods of distribution thereof described in Exhibit 1;

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(v) notify each Shareholder of (A) the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of the Registration Statement filed hereunder;

(vi) otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the Shelf Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(vii) use its commercially reasonable efforts, at the Shareholder’s sole expense, including, without limitation, filing fees, if any, and the fees of the Company’s legal counsel, to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Shareholder reasonably requests in writing and do any and all other acts and things which may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this 2(e)(vii); and

(viii) use all reasonable efforts to list the Registrable Securities covered by such registration statement with any U.S. nationally recognized securities exchange on which the Common Stock is then listed.

(f) Each Shareholder shall not, and shall cause its trustees, agents and representatives acting on its behalf not to, directly or indirectly take any action that is intended to, or would reasonably be expected to, prevent, impede, interfere with or delay the Company’s preparation and filing of the Shelf Registration Statement or the Company’s efforts to cause the Shelf Registration Statement to be declared effective in accordance with this Section 2; provided, that nothing in this Section 2(f) shall (i) limit or restrict any Shareholder’s right to review and comment on the Registration Statement or any amendment or supplement thereto as provided in Section 2(d), (ii) limit or restrict any Shareholder’s right to enforce this Agreement or the Settlement and Release Agreement, (iii) require any Shareholder to offer or sell any Registrable Securities, or (iv) limit or restrict any Shareholder’s exercise of its voting or other rights as a shareholder of the Company.

3. Expenses. The Company shall pay all expenses (other than Selling Expenses) it incurs in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) fees and expenses of any accountants of the Company (including, without limitation, the expenses of any special audit but not comfort letters incident to or required by any such registration or disposition); (iii) printing expenses; (iv) messenger, telephone and delivery expenses; (v) fees and expenses of the Company’s counsel; (vi) Financial Industry Regulatory Authority, Inc. filing fees (if any); and (vii) all fees and expenses in connection with compliance with any securities or “blue sky” laws. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. The Shareholders shall bear and pay all Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement including, without limitation, (i) all underwriting expenses (other than fees, commissions or discounts) and (ii) fees and expenses of the Shareholders’ counsel and other advisor fees.

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4. Indemnification.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, stockholders, trustees and Affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Controlling Person, if any, who controls any of the foregoing Persons, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing Prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing Prospectus, in light of the circumstances under which they were made) not misleading; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing Prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities. This indemnity shall be in addition to any liability the Company may otherwise have.

(b) In connection with the Registration the holders of Registrable Securities, each Shareholder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall severally in proportion to the number of Registrable Securities held by them, but not jointly, indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement and each Controlling Person who controls any of the foregoing Persons against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing Prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing Prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder for disclosure in the Registration Statement or Prospectus.

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(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 4, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Controlling Person of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the Registration, at the expense of the indemnifying party.

(d) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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5. Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Registration Date;

(b) use reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Registration Date; and

(c) furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.

6. Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) the date on which there shall no longer be any Registrable Securities outstanding and (ii) the fifth (5th) anniversary of the effective date of the Shelf Registration Statement, as extended, if at all, pursuant to Section 2(c) or Section 2(e)(iii); provided, that the provisions of Section 3 and Section 4 shall survive any such termination.

7. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Trading Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7).

If to the Company:	Lifeway Foods, Inc. 6431 West Oakton St. Morton Grove, IL 60053 E-mail: erich@lifeway.net Attention:Chief Financial Officer
with a copy to:	Kelley Drye & Warren LLP 333 West Wacker Drive, Suite 2600 Chicago, IL 60606 E-mail: tlavender@kelleydrye.com Attention:Timothy R. Lavender

If to any Shareholder, to such Shareholder’s address as set forth on Schedule A hereto.

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8. Entire Agreement. This Agreement, together with the Settlement and Release Agreement and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Settlement and Release Agreement, the terms and conditions of this Agreement shall control.

9. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Shareholders; provided, that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement. Each Shareholder may assign its rights hereunder to any purchaser or transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Shareholder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto.

10. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 4 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 4.

11. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

12. Amendment, Modification and Waiver. The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the holders of a majority of the Registrable Securities. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

13. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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14. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement other than specific performance of Section 2, the sole remedy for which is set forth in the Settlement and Release Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement other than Section 2 and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate other than with respect to a breach by the Company of Section 2.

15. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Illinois in each case located in the city of Chicago and County of Cook, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

16. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 16.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

18. Further Assurances. Each of the parties to this Agreement shall, and shall cause their Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

THE COMPANY:
LIFEWAY FOODS, INC.
By /s/ Eric Hanson Name: Eric Hanson Title: Chief Financial Officer
SHAREHOLDERS:
EDWARD SMOLYANSKY
/s/ Edward Smolyansky
EDWARD SMOLYANSKY TRUST 2/2/16
By /s/ Edward Smolyansky Name:Edward Smolyansky
Title:Trustee
LUDMILA SMOLYANSKY TRUST 2/1/05
By /s/ Ludmila Smolyansky Name:Ludmila Smolyansky
Title:Trustee
Ludmila and Edward Smolyansky Family Foundation By /s/ Ludmila Smolyansky Name:Ludmila Smolyansky Title:Trustee

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SCHEDULE A

SHAREHOLDERS

Name	Address	Number of Registrable Securities
Edward Smolyansky	1219 N Wells St Chicago, IL 60610 with a copy (which shall not constitute notice) to: Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 W Madison St, Suite 3900 Chicago, IL 60606 Attention:Nicholas A. Callahan Email:nick.callahan@bfkn.com	1,002,6421
Edward Smolyansky Trust 2/2/16	c/o Edward Smolyansky 1219 N Wells St Chicago, IL 60610 with a copy (which shall not constitute notice) to: Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 W Madison St, Suite 3900 Chicago, IL 60606 Attention:Nicholas A. Callahan Email:nick.callahan@bfkn.com	794,793
Ludmila Smolyansky Trust 2/1/05	c/o Ludmila Smolyansky 182 N Harbor Dr Chicago, IL 60601 with a copy (which shall not constitute notice) to: Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 W Madison St, Suite 3900 Chicago, IL 60606 Attention:Nicholas A. Callahan Email:nick.callahan@bfkn.com	507,207
Ludmila and Edward Smolyansky Family Foundation	c/o Edward Smolyansky 1219 N Wells St Chicago, IL 60610 with a copy (which shall not constitute notice) to: Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 W Madison St, Suite 3900 Chicago, IL 60606 Attention:Nicholas A. Callahan Email:nick.callahan@bfkn.com	75,000

1 Includes 100,000 shares held for the benefit of Edward Smolyansky’s minor son.

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EXHIBIT 1

PLAN OF DISTRIBUTION

Each of the Selling Stockholders and each of their pledgees, donees, transferees or other successors in interest may offer and sell, from time to time, some or all of the Common Stock held by held by such Selling Stockholder, pledgee, done, transferee or other successor in interest covered by this prospectus. We have registered the shares of Common Stock covered by this prospectus for offer and sale by the Selling Stockholders so that those shares of Common Stock may be freely sold to the public by them. Registration of the shares of Common Stock covered by this prospectus does not mean, however, that those shares of Common Stock necessarily will be offered or sold.

Each of the Selling Stockholders and each of their distributees, pledgees, donees, transferees or other successors in interest may sell the shares of Common Stock held by such Selling Stockholder, pledgee, donee, transferee or other successor in interest covered by this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	through sales on the NASDAQ or any national securities exchange or quotation service on which our Common Stock may be listed or quoted at the time of sale;
•	in privately negotiated transactions;
•	directly to one or more purchasers;
•	in any combination of the above.

At any time a particular offer of the shares of Common Stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will state the aggregate amount of Common Stock covered by this prospectus being offered and the terms of the offering. Any required prospectus supplement, and post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of Common Stock covered by this prospectus.

The Common Stock is traded on Nasdaq under the symbol “LWAY.”

In addition, the Selling Stockholders may pledge, or grant a security interest with respect to, up to an aggregate of 750,000 of the shares of Common Stock covered by this prospectus (the “Pledgeable Shares”) and, if any Selling Stockholder defaults in the performance of any such secured obligation, the pledgees or secured parties may offer and sell such shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgees, transferees or other successors in interest as Selling Stockholders under this prospectus.

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The Selling Stockholders also may transfer and pledge some or all of the Pledgeable Shares to broker-dealers or other financial institutions as collateral for margin accounts, and such shares may be resold from time to time pursuant to this prospectus.

The Selling Stockholders also may enter into hedging transactions with broker-dealers or other financial institutions, and, in connection with such transactions, such broker-dealers or other financial institutions may engage in short sales of some or all of the Pledgeable Shares in the course of hedging the positions they assume with the Selling Stockholders, including in connection with distributions of the shares of Common Stock by those broker-dealers or other financial institutions. The Selling Stockholders may also sell some or all of the Pledgeable Shares short and deliver these securities to close out their short positions, or loan or pledge Pledgeable Shares to broker-dealers or other financial institutions that in turn may sell such shares.

The Selling Stockholders may also enter into option, forward or other derivative transactions with broker-dealers or other financial institutions (including, without limitation, variable prepaid forward transactions) that require the delivery to such broker-dealer or other financial institution of Pledgeable Shares, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any broker-dealer, agent or other financial institution that participates in the distribution of the shares of Common Stock covered by this prospectus in connection with the transactions described in the foregoing paragraphs may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions, discounts or other compensation received by any of those broker-dealers, agents or other financial institutions, and any profit realized on the resale of shares of Common Stock acquired by them in connection with any such transaction, may be deemed to be underwriting commissions or discounts under the Securities Act. Some of the shares of Common Stock covered by this prospectus may be sold in private transactions or under Rule 144 under the Securities Act rather than under this prospectus.

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